UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2016

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Nuo Therapeutics, Inc. (the “Company”) on July 1, 2016 elected David E. Jorden Chief Executive Officer and Chief Financial Officer of the Company. Mr. Jorden had previously served as the Company’s Acting Chief Executive Officer and Acting Chief Financial Officer.

At the recommendation of the Compensation Committee, the Board increased Mr. Jorden’s annual salary to $275,000 effective July 1, and approved the award of options to purchase 350,000 shares of the Company’s new common stock to Mr. Jorden pursuant to the Company’s 2016 Omnibus Incentive Compensation Plan (the “Plan”), with such award subject to the approval of the Plan by the Company’s stockholders.   Mr. Jorden’s option award consists of options to purchase 162,500 shares subject only to time vesting (with options to purchase 62,500 shares having vested immediately and options to purchase 50,000 shares each vesting on March 31 and December 31, 2017, respectively) and options to purchase 187,500 shares vesting according to certain performance milestones.

At the recommendation of the Compensation Committee, the Board maintained the annual salary of the Company’s Chief Scientific Officer, Peter A. Clausen, at $290,000, and approved an award of options to purchase 175,000 shares of new common stock to Mr. Clausen pursuant to the Plan, with such award subject to the approval of the Plan by the Company’s stockholders. Mr. Clausen’s option award consists of options to purchase 80,000 shares subject only to time vesting (with options to purchase 40,000 shares vesting 90 days after the grant date, and options to purchase 40,000 shares vesting on December 31, 2017) and options to purchase 95,000 shares vesting according to certain performance milestones.

The Board furthermore approved the award under the Plan of options to purchase 552,500 shares of new common stock to non-executive officer employees of the Company, and, at the recommendation of the Compensation Committee, of options to purchase an aggregate of 160,000 shares of new common stock to the Company’s four non-employee directors, in each case subject to approval of the Plan by the Company’s stockholders and subject to vesting conditions. The options granted to the non-employee directors vested immediately with respect to 15,000 shares and will vest on January 1, 2017 with respect to the additional 25,000 shares. All options were granted at an exercise price of $1.00 per share of new common stock.

The Board also approved, as recommended by the Compensation Committee, the following director compensation in addition to the option grant described above: (1) annual retainer of $40,000 payable in cash to all non-employee directors; (2) annual fee of $15,000 payable in cash to each of the Board Chair and Audit Committee Chair, and annual fee of $10,000 payable in cash to each of the Compensation Committee Chair and the Governance/Nominating Committee Chair; and (3) $1,500 payable in cash per official Board meeting in excess of 10 per year (with no “per meeting” fees payable for the first 10 such meetings).

At the recommendation of the Compensation Committee, the Board approved the Plan and recommended it for adoption by the Company’s stockholders.  If adopted as currently proposed, the Plan would (i) provide for awards to employees, potential employees, officers, potential officers and non-employee directors of the Company or its affiliates, and consultants to the Company or its affiliates, and (ii) permit the grant of any or all of the following types of awards to grantees:

•         Stock options (including incentive stock options for employees and officers and non-qualified stock options for all grantees);

•         Stock appreciation rights;

•         Restricted shares;

•         Performance units (which may be paid in cash);

•         Performance shares;

•         Deferred stock;

•         Restricted stock units;

•         Dividend equivalents;

•         Bonus shares;

•         Cash incentive awards; and

•         Other stock-based awards.

Item 8.01 Other Events.

As previously disclosed, on April 25, 2016, the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) entered an Order Granting Final Approval of Disclosure Statement and Confirming Debtor’s Plan of Reorganization (the “Confirmation Order”), which confirmed the Company’s Modified First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan of Reorganization”). Scenario A contemplated by the Plan of Reorganization became effective on May 5, 2016 (the “Effective Date”), and, as a result, all equity interests (including common stock (the “Old Common Stock”), warrants and options) of the Company that were issued and outstanding immediately prior to the Effective Date were cancelled as of the Effective Date. The Company will issue shares of new common stock (the “New Common Stock”) in certificated or non-certificated form to those who were record holders of Old Common Stock as of March 28, 2016 and who executed and timely delivered the required release document no later than July 5, 2016 in accordance with the Confirmation Order and Plan of Reorganization. Pursuant to the Plan of Reorganization, up to 3,000,000 shares of New Common Stock are subject to issuance. Preliminarily, the Company anticipates issuing approximately 75% (or approximately 2,250,000 shares) of the 3,000,000 shares to record holders of Old Common Stock who delivered the required release documents.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer &
Chief Financial Officer

Date: July 8, 2016